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KPMG PEAT MARWICK LLP

                              TAX ADVISORS' CONSENT


Board of Directors
Seaboard Savings Bank, Inc., SSB

Board of Directors
United Carolina Bancshares Corporation

We consent to the inclusion of our tax opinion dated October 30, 1995, regarding the federal and North Carolina income tax consequences of the Merger, in Exhibit No. 8 of the Form S-4 Registration Statement to be filed with the Securities and Exchange Commission and to the quotation or summarization of our tax opinion and the references to our firm under the headings "SUMMARY - Income Tax Consequences", "PROPOSAL 1: THE MERGER - Certain Income Tax Consequences" and "TAX AND LEGAL MATTERS" in the Prospectus/Proxy Statement.



                                            (Signature of KPMG Peat Marwick LLP)
                                             KPMG Peat Marwick LLP

Raleigh, North Carolina
October 31, 1995

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                       INDEPENDENT AUDITORS' CONSENT


The Board of Directors
United Carolina Bancshares Corporation

We consent to incorporation by reference in the Registration Statement on Form S-4 of United Carolina Bancshares Corporation (the "Corporation") relating to the merger with Seaboard Savings Bank, Inc., SSB, of our report dated
January 18, 1995, relating to the consolidated balance sheets of United Carolina Bancshares Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of United Carolina
Bancshares Corporation, and the reference to our firm under the heading "Experts" in the Registration Statement. Our report dated January 18,
1995, refers to the fact that on December 31, 1993, the Corporation adopted the provisions of the Financial Accounting Standards Board's
Statement of Financial Accounting Standards No. 115, "Accounting for
Certain Investments in Debt and Equity Securities", and on January 1,
1993, the Corporation adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Our report also refers to the fact that on January 1, 1994, the Corporation adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits".

                             (Signature of KPMG Peat Marwick LLP)

                             KPMG Peat Marwick LLP

Raleigh, North Carolina
October 31, 1995